As filed with the Securities and Exchange Commission on November 3, 1997

                                                    Registration No.
                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                STEIN MART, INC.
             (Exact Name of registrant as specified in its charter)

                Florida                         64-0466198
          (State or other jurisdiction       (I.R.S. Employer
          of incorporation)                  Identification No.)


             1200 Riverplace Boulevard, Jacksonville, Florida 32207
               (Address of principal executive offices) (zip code)

                         STEIN MART EMPLOYEE STOCK PLAN
                            (Full title of the Plan)

                              John H. Williams, Jr.
                      President and Chief Operating Officer
                                Stein Mart, Inc.
                            1200 Riverplace Boulevard
                          Jacksonville, Florida  32207
                     (Name and address of agent for service)

                                 (904) 346-1500
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                 Linda Y. Kelso
                                 Julia B. Davis
                                 Foley & Lardner
                                200 Laura Street
                          Jacksonville, Florida  32202
                                 (904) 359-2000




                         Calculation of Registration Fee

                                        Proposed       Proposed
      Title of each                     maximum        maximum
        class of                        offering      aggregate     Amount of
    securities to be   Amount to be    price per       offering    registration
       registered      registered(1)    share(2)       price(2)       fee(2)

      Common Stock,      2,042,000
     $0.01 par value      shares        $29.94       $61,137,480    $18,526.51

        (1) Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

        (2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq National Market on October 29, 1997.

        This Registration Statement is being filed pursuant to Instruction E of Form S-8 to increase the number of shares of Common Stock covered by the Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (Registration No. 33-88176). The provisions of such Registration Statement are incorporated herein by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on October 31, 1997.

                                 STEIN MART, INC.

                                 By  /s/ Jay Stein
                                    Jay Stein, Chairman of the Board


                            SPECIAL POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this registration statement constitutes and appoints John H. Williams, Jr., James G. Delfs and Clayton E. Robertson, Jr., and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Date:  October 31, 1997         /s/ Jay Stein
                                 Jay Stein, Chairman of the Board and Chief
                                 Executive Officer (Principal Executive
                                 Officer)


   Date:  October 31, 1997         /s/ John H. Williams, Jr.
                                 John H. Williams, Jr., President, Chief
                                 Operating Officer and Director


   Date:  October 31, 1997         /s/ James G. Delfs
                                 James G. Delfs, Senior Vice President,
                                 Finance and Principal Financial Officer


   Date:  October 31, 1997         /s/ Clayton E. Roberson, Jr.
                                 Clayton E. Roberson, Jr., Controller


   Date:  October 31, 1997         /s/ Mason Allen
                                 Mason Allen, Director


   Date:  October 31, 1997         /s/ Pete Carpenter
                                 Pete Carpenter, Director


   Date:  October 31, 1997         /s/ Albert Ernest, Jr.
                                 Albert Ernest, Jr., Director


   Date:  October 31, 1997         /s/ Mitchell W. Legler
                                 Mitchell W. Legler, Director


   Date:  October 31, 1997         /s/ Michael D. Rose
                                 Michael D. Rose, Director


   Date:  October 31, 1997         /s/ James H. Winston
                                 James H. Winston, Director

                                  EXHIBIT INDEX

                                                                   Sequential
                                                                    Page No.


      4A.     Employee Stock Plan (Filed as Exhibit 10G to
              Registration Statement No. 33-46322 and
              incorporated herein by reference)

      4B. Form of Non-Qualified Stock Option Agreement (Filed as Exhibit 10H to Registration Statement No. 33-
              46322 and incorporated herein by reference)

      4C.     Form of Incentive Stock Option Agreement (Filed as
              Exhibit 10I to Registration Statement No. 33-46322 and incorporated herein by reference)

       5. Opinion of Foley & Lardner as to the legality of the securities to be issued

     23A. Consent of Foley & Lardner (included in Opinion filed as Exhibit 5)

     23B.     Consent of Price Waterhouse

      24. Power of Attorney (included on signature page of this Registration Statement)